                                                                     EXHIBIT 3.1

                         CERTIFICATE OF KIRKLAND'S, INC.

         KIRKLAND'S, INC., a Tennessee corporation (the "Company"), does hereby certify, pursuant to Section 48-20-107(d) of the Tennessee Business Corporation Act, that:

         FIRST: The Board of Directors of the Company, on April 17, 2002, adopted a resolution proposing and recommending to the Shareholders of the Company that the Charter of the Company be amended and restated to read in full as set forth in the Amended and Restated Charter attached hereto and filed herewith as Appendix A (the "Amended and Restated Charter").

         SECOND: The Shareholders of the Company, on May 24, 2002, approved the recommendation of and adopted the Amended and Restated Charter in accordance with the provisions of Section 48-20-103 of the Tennessee Business Corporation Act.

         THIRD: Upon the filing of this Certificate and the Amended and Restated Charter with the Tennessee Department of State, and without any other action on the part of the Company or any other person, the Amended and Restated Charter shall become effective, superseding the Company's existing charter and all prior amendments thereto and restatements thereof.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Lowell E. Pugh, II, its Vice President, this 17th day of July, 2002.



                                             KIRKLAND'S, INC.


                                             By: /s/ Lowell E. Pugh II
                                                --------------------------------
                                                     Lowell E. Pugh, II
                                                     Vice President

                                   APPENDIX A

                          AMENDED AND RESTATED CHARTER

                                       OF

                                KIRKLAND'S, INC.

         This Amended and Restated Charter of Kirkland's, Inc. (the "Corporation") shall be effective upon filing with the Tennessee Secretary of State. The undersigned corporation hereby adopts the following amended and restated charter pursuant to ss. 48-20-107 of the Tennessee Business Corporation
Act:

     1. Name. The name of the Corporation is Kirkland's, Inc.

     2. Registered Office and Agent. The Corporation's registered office is located at 805 North Parkway, Jackson, Madison County, Tennessee 38305. The Corporation's registered agent at that office is Robert Alderson.

     3. Principal Office. The principal office of the Corporation is located at 805 North Parkway, Jackson, Madison County, Tennessee 38305.

     4. Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000), of which One Hundred Million (100,000,000) shares shall constitute a single class of shares known as Common Stock, which shall be without par value (the "Common Stock"), and the remaining Ten Million (10,000,000) shares shall be known as Preferred Stock (the "Preferred Stock").

     5. Certain Definitions. Unless the context otherwise requires, the terms defined in this Section 5 shall have, for all purposes of this Amended and Restated Charter the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

         "Board of Directors" means the Board of Directors of the Corporation or any authorized committee of the Board of Directors, as the same may be constituted from time to time.

         "Common Stock" means the Common Stock, no par value per share, of the Corporation.

         "Corporation" means Kirkland's, Inc.

         "Liquidation" means any sale, merger, consolidation, dissolution, liquidation or winding up of the Corporation, voluntary or involuntary.

         "Person" means any individual, corporation, partnership, firm, joint venture, association, limited liability company or partnership, joint-stock company, trust, unincorporated organization or any government, or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality thereof, or any court or arbitrator (public or private).

         "Preferred Stock Designation" has the meaning set forth in Section 7 hereof.

     6. Common Stock. The express terms and conditions of the shares classified and designated as Common Stock are as follows:

         6.1. Voting Rights of Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, upon each question or matter submitted generally to the holders of the Common Stock of the Corporation and shall have all voting rights accorded to holders of Common Stock pursuant to the Tennessee Business Corporation Act.

         6.2. Liquidation. On Liquidation and after payment to the holders of any outstanding shares of Preferred Stock, as required by any Preferred Stock Designation (as defined below), the remaining assets and funds of the Corporation, if any, shall be distributed and paid over to the holders of Common Stock, pro rata according to their respective shares.

     7. Preferred Stock. The Board of Directors of the Corporation is authorized to amend this Charter, by adoption of articles of amendment to the Charter effective without shareholder approval (hereinafter referred to as a "Preferred Stock Designation"), to determine the preferences, limitations and relative rights of each such classes and series, including, but not limited to, determination of any of the following:

         (a) the distinctive designation for each series and the number of shares constituting such series;

         (b) the voting rights, full, conditional or limited, of shares of such series;

         (c) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which, such shares may be redeemed;

         (d) the dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

         (e) the amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

         (f) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

         (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

         (h) the price or other consideration for which the shares of such series shall be issued;

         (i) whether the shares of such series that are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock; and

         (j) any other designations, preferences, limitations or rights that are now or hereafter permitted by applicable law and are not inconsistent with the provisions of this Charter.

Except as may be provided in this Charter or in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote.

     8. Special Shareholder Meetings. Special meetings of shareholders may be called at any time, but only by the Chairman of the Board of Directors, the President of the Company, or upon a resolution adopted by or affirmative vote of a majority of the Board of Directors, and not by the shareholders.

     9. Directors.

         9.1. Number. The number of directors of the Corporation shall be such number, neither fewer than three nor more than fifteen (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as determined by a majority vote of the Board of Directors. The Board of Directors has the power to fix or change the number of directors, including an increase or decrease in the number of directors from time to time as established by a majority vote of the Board of Directors. A director need not be a shareholder or a resident of the state of Tennessee.

         9.2. Classes.

              9.2.1. Number of Classes. The Board of Directors of the Corporation shall be divided into three classes as nearly equal in number as the then total number of directors constituting the entire Board of Directors shall permit, which classes shall be designated Class I, Class II and Class III.

              9.2.2. Term. Directors assigned to be the initial Class I directors shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 2003; directors assigned to be the initial Class II directors shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 2004; and, directors assigned to be the initial Class III directors shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 2005. Thereafter, at each annual meeting of shareholders of the Corporation, directors of classes the terms of which expire at such annual meeting shall be elected for terms of three years by a plurality vote of all votes cast at such meeting. Notwithstanding the foregoing, a director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the Board of Directors shall have been abolished by action taken to reduce the size of the Board of Directors prior to said meeting.

              9.2.3. Increase or Decrease in Number. Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in Section 9.2.1 herein. The Board of Directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in paragraph Section 9.2.1.

         9.3. Removal. No director of the Corporation (including those directors, if any, elected by holders of any series of preferred stock) may be removed at any time unless for cause. Upon finding of cause as determined by a majority of the Board of Directors (excluding the director which is the subject of removal), the director may be removed only upon the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting for this purpose as a single class.

         9.4. Vacancies and Newly Created Directorships. Unless the Board of Directors otherwise determines, and subject to the rights of the holders of any series of preferred stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and shall not be filled by the shareholders, unless there are no directors remaining on the Board of Directors. Any director so chosen (a "vacancy director") shall be a director of the same class as the director whose vacancy he or she fills. Such vacancy director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. The shareholders shall thereupon elect a director to fill the vacancy or newly created directorship having been temporarily filled by the vacancy director, which individual may include the incumbent vacancy director. The director so elected shall be a director of the same class as the vacancy director and shall serve until the annual meeting of shareholders at which the term of office of such class expires and until such director's successor shall have been duly elected and qualified.

     10. Limitation of Liability. Directors of the Corporation shall have no liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this Section 10 shall not eliminate liability of a director for (i) any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful distributions under Section 48-18-304 of the Tennessee Business Corporation Act, or (iv) receiving any improper personal benefit. If the Tennessee Business Corporation Act is amended or other Tennessee law is enacted to permit further elimination or limitation of the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended, or by such other Tennessee law, as so enacted. Any repeal or modification of this Section 10 or subsequent amendment of the Tennessee Business Corporation Act or enactment of other applicable Tennessee law shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, modification, amendment or enactment.

     11. Indemnification.

         11.1. Definitions. As used in this Section 11:

               11.1.1. "Director" shall mean any individual who is or was a director of the Corporation, or any individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation's request if the director's duties to the Corporation also impose duties on or otherwise involves services by the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of the director.

              11.1.2. "Employee or Agent" shall mean any individual who is or was an employee or agent of the Corporation other than a director or officer of the Corporation, or any individual who, is or was serving at the Corporation's request as an employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise;

              11.1.3. "Expenses" shall include reasonable costs, disbursements and counsel fees;

              11.1.4. "Independent Legal Counsel" means a law firm, or a member of a law firm, that (i) is experienced in matters of corporation law; (ii) neither presently is, nor in the past five years has been, retained to represent the Corporation or the corporate agent claiming indemnification or any other party to the action, suit, or proceeding giving rise to a claim for indemnification, in any matter material to the Corporation, the claimant or any such other party; and (iii) would not, under applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Corporation or such corporate agent in an action to determine the Corporation's or such person's rights under this Section 11;

              11.1.5. "Liability" shall mean any obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding;

              11.1.6. "Officer" shall mean any individual who is or was an officer of the Corporation, or any individual who is or was serving at the Corporation's request as an employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

              11.1.7. "Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

        11.2. General. Except as provided in Section 11.4, the Corporation shall indemnify any director or officer who is made a party to any proceeding because the individual is or was a director or officer against liability incurred in the proceeding if:

              11.2.1. the following standards are met:

                      (A) the individual's conduct was in good faith;

                      (B) the individual reasonably believed,

                          (i) in the case of conduct in the individual's
official capacity with the Corporation, that the individual's conduct was in the best interest of the Corporation; and

                          (ii) in all other cases, that the individual's conduct
was at least not opposed to the best interests of the Corporation; and

                          (iii) in the case of any criminal proceeding, the
individual had no reasonable cause to believe the individual's conduct was unlawful;

                  For purposes of Section 11.2.1(B)(ii) hereof, with respect to an employee benefit plan maintained by the Corporation, the individual shall be deemed to have reasonably believed that the individual's conduct was not opposed to the best interests of the Corporation if such conduct was for a purpose the individual reasonably believed was in the interests of the participants in and beneficiaries of the plan; and

               11.2.2. the individual was wholly successful, on the merits or otherwise, in the defense of any proceedings to which the individual was a party because that individual is or was a director or officer of the Corporation.

         11.3. Termination of Proceedings. The termination of any action or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the director or officer (i) did not act in good faith and in a manner that the individual reasonably believed to be in, or not opposed to, the best interests of the Corporation and (ii) with respect to any criminal proceeding, had reasonable cause to believe that the individual's conduct was unlawful.

         11.4. Limitations. The Corporation shall not indemnify a director or officer in connection with a proceeding by or in the right of the Corporation in which such individual was adjudged liable to the Corporation or in connection with any other proceeding charging improper personal benefit to the individual, whether or not involving action in the individual's official capacity, in which the individual was adjudged liable on the basis that personal benefit was improperly received by such individual. The Corporation may only indemnify an individual for liability incurred in connection with a proceeding for which such individual's defense is wholly successful, on the merits or otherwise.

         11.5. Expenses. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if:

               11.5.1. the director or officer furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section 11.2;

               11.5.2. the director or officer furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to indemnification; and

               11.5.3. a determination is made that the facts then known to those making the determination would not preclude indemnification under this
Section 11.

         11.6. Determination and Authorization of Indemnification. The Corporation may not indemnify a director or officer under Section 11.2 unless authorized in the specific case after a determination has been made that indemnification of the director or officer is permissible in the circumstances because he has met the standard set forth in Section 11.2 and is in accordance with the Procedures for Submission and Determination of Claims for Indemnification set forth in the Appendix to this Charter. The determination shall be made:

              11.6.1. By the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

              11.6.2. If a quorum cannot be obtained under Section 11.6.1, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

              11.6.3. By independent legal counsel:

                      (A) Selected by the Board of Directors or its committee in the manner prescribed in Section 11.6.1. or Section 11.6.2; or

                      (B) If a quorum of the Board of Directors cannot be obtained under Section 11.6.1 and a committee cannot be designated under Section 11.6.2, selected by majority vote of the full Board of Directors (in which directors who are parties may participate); or

              11.6.4. By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

         11.7. Determination and Authorization of Expenses Authorization of indemnification and evaluation that indemnification is permissible as to reasonableness of expenses under Section 11.5 shall be made in the same manner as the determination that indemnification is permissible, except that, if the determination is made by independent legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Section 11.6.3 to select counsel.

         11.8. Employees and Agents. The Corporation may indemnify and advance expenses to an employee or agent of the Corporation to the same extent as a director or officer under Section 11.2, subject to the determination and authorization of indemnification procedures set forth in Section 11.6 and in the Appendix to this Charter.

         11.9. Applicability. The indemnification and advancement of expenses granted pursuant to this Section 11 shall not be deemed exclusive of any other rights to which a director, officer, employee or agent seeking indemnification or advancement of expenses may be entitled, whether contained in the Charter or Bylaws of the Corporation, or authorized in a resolution of shareholders, a resolution of directors, or an agreement providing for such indemnification, to the extent permitted by applicable law.

         11.10. Intent and Interpretation. It is the intention of this Section 11 to provide for indemnification of directors and officers to the fullest extent permitted by the Tennessee Business Corporation Act, and this Section 11 shall be interpreted accordingly. If this Section 11 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any proceeding, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Section 11 that shall not have been invalidated and to the full extent permitted by applicable law. If the Tennessee Business Corporation Act is amended or other Tennessee law is enacted to permit further or additional indemnification of a director, officer, employee or agent of the Corporation beyond that provided in this Section 11, then the Corporation shall be permitted to indemnify such director, officer, employee or agent to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended, or by such other Tennessee law.

         11.11. Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under applicable state law.

     12. Amendment of Bylaws. To the extent permitted by the Tennessee Business Corporation Act, the Board of Directors of the Corporation is expressly authorized to repeal, alter, amend or rescind the Bylaws of the Corporation by vote of a majority of the Board of Directors at a legal meeting held in accordance with the Bylaws, subject to any limitation set forth in the Bylaws. The shareholders may adopt or amend a bylaw that fixes a greater quorum or voting requirement for shareholders (or voting group of shareholders) than is required by the Tennessee Business Corporation Act, to the extent such bylaw does not conflict with the provisions of this Charter. The adoption or amendment of a bylaw that adds, changes, or deletes a greater quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

     13. Amendment of Charter. The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Charter in the manner now or hereafter prescribed by law, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions in Sections 8, 9, 10, 11, 12 and this Section 13 of this Charter may not be repealed, altered, amended or rescinded in any respect nor may provisions be adopted inconsistent with Sections 8, 9, 10, 11, 12 and this
Section 13 unless the same is approved by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting for this purpose as a single class; except that such repeal, alteration, amendment, rescission or adoption may be made by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (voting for this purpose as a single class) if the same is first approved by a majority of the Board of Directors.

     14. Adoption. This amended and restated charter was adopted by the Board of Directors of the Corporation on April 17, 2002 and the Shareholders of the Corporation on May 24, 2002. This charter replaces and supersedes the original charter of the Corporation filed with the Tennessee Secretary of State and all amendments thereto.

     15. Corporation for Profit. The Corporation is for profit.

                    APPENDIX TO AMENDED AND RESTATED CHARTER

                          PROCEDURES FOR SUBMISSION AND
                   DETERMINATION OF CLAIMS FOR INDEMNIFICATION
                     PURSUANT TO SECTION 11 OF THE CHARTER.

         Section 1. Purpose. The Procedures for Submission and Determination of Claims for Indemnification Pursuant to Section 11 of the Charter (the "Procedures") are to implement the provisions of Section 11 of the Charter of the Corporation (the "Charter") in compliance with the requirements of Section 11.6.

         Section 2. Definitions. For purposes of these Procedures:

                    (a) All terms that are defined in Section 11.1 of the Charter shall have the meanings ascribed to them therein when used in these Procedures unless otherwise defined herein.

                    (b) "Change of control" shall mean:

                        (i) the acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) of "Beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding voting securities (the "Voting Securities"), provided that for purposes of this clause (i) Voting Securities acquired directly from the Corporation by any Person shall be excluded from the determination of such Person's Beneficial ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

                        (ii)  approval by shareholders of the Corporation of:

                              (A) a merger, reorganization or consolidation involving the Corporation if the shareholders of the Corporation immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the Corporation resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such merger, reorganization or consolidation; or

                              (B) a complete liquidation or dissolution of the Corporation; or

                              (C)  an agreement for the sale or other
                                   disposition of all or substantially all of the assets of the Corporation; or

                              (D) acceptance by shareholders of the Corporation of shares in a share exchange if the shareholders of the Corporation immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity with which the shareholders effect such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

         Section 3. Submission and Determination of Claims.

                    (a) To obtain indemnification or advancement of expenses under Section 11 of the Charter, a corporate agent shall submit to the Secretary of the Corporation a written request therefor, including therein or therewith such documentation and information as is reasonably available to the corporate agent and is reasonably necessary to permit a determination as to whether and what extent the Corporate agent is entitled to indemnification or advancement of expenses, as the case may be. The Secretary shall, promptly upon receipt of a request for indemnification, advise the Board of Directors thereof in writing if a determination in accordance with Section 11.6 or Section 11.7 of the Charter is required.

                    (b) Upon written request by an corporate agent for indemnification pursuant to Section 3(a) hereof, a determination with respect to the corporate agent's entitlement thereto in the specific case, if required by the Charter, shall be made in accordance with Section 11.6 of the Charter, and, if it is so determined that the corporate agent is entitled to indemnification, payment to the corporate agent shall be made within ten days after such determination. The corporate agent shall cooperate with the person, persons or entity making such determination, with respect to the corporate agent's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the corporate agent and reasonably necessary to such determination.

                    (c) If entitlement to indemnification is to be made by independent legal counsel pursuant to Section 11.6.3 of the Charter such counsel shall be selected as provided in this Section 3(c). If a change of control shall not have occurred, the independent legal counsel shall be selected by the Board of Directors as set forth in Section 11.6.3 of the Charter, and the Corporation shall give written notice to the corporate agent advising the corporate agent of the identity of the independent legal counsel so selected. If a change of control shall have occurred, the independent legal counsel shall be selected by the corporate agent (unless the corporate agent shall request that such selection be made by the Board of Directors, in which event the immediately preceding sentence shall apply), and the corporate agent shall give written notice to the Corporation advising it of the identity of the independent legal counsel so selected. In either event, the corporate agent or the Corporation, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Corporation or to the corporate agent, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the independent legal counsel so selected does not meet the requirements of "independent legal counsel" as defined in Section
11.1 of the Charter, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the independent legal counsel so selected may not serve as independent legal counsel unless and until a court has determined that such objection is without merit. If, within twenty days after the next regularly scheduled Board of Directors meeting following submission by the corporate agent of a written request for indemnification pursuant to Section 3(a) hereof, no independent legal counsel shall have been selected and not objected to, either the Corporation or the corporate agent may petition any court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or the corporate agent to the other's selection of independent legal counsel and/or for the appointment as independent legal counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as independent legal counsel under Section 11.6.3 of the Charter. The Corporation shall pay any and all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) of independent legal counsel incurred by such independent legal counsel in connection with acting pursuant to Section 11.6.3 of the Charter, and the Corporation shall pay all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) incident to the procedures of Section 11.6.3 of the Charter and this Section 3(c), regardless of the manner in which independent legal counsel was selected or appointed. Upon the delivery of its opinion pursuant to Section 11.6.3 of the Charter or, if earlier, the due commencement of any judicial proceeding or arbitration pursuant to Section 4(a)(3) of these Procedures, independent legal counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

                    (d) If a change of control shall have occurred, in making a determination with respect to entitlement to indemnification under the Charter, the person, persons or entity making such determination shall presume that an corporate agent is entitled to indemnification under the Charter if the corporate agent has submitted a request for indemnification in accordance with
Section 3(a) hereof, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.


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         Section 4. Review and Enforcement of Determination.

                    (a) In the event that (1) advancement of expenses is not timely made pursuant to Section 11.5 of the Charter, (2) payment of indemnification is not made pursuant to Section 11.2 the Charter within ten days after receipt by the Corporation of written request therefor, (3) a determination is made pursuant to Section 11.6 of the Charter that a corporate agent is not entitled to indemnification under the Charter, (4) the determination of entitlement to indemnification is to be made by independent legal counsel pursuant to Section 11.6.3 of the Charter and such determination shall not have been made and delivered in a written opinion within ninety days after receipt by the Corporation of the written request for indemnification, or
(5) payment of indemnification is not made within ten days after a determination has been made pursuant to Section 11.6 of the Charter that a corporate agent is entitled to indemnification, the corporate agent shall be entitled to an adjudication in an appropriate court of the State of Tennessee, or in any other court of competent jurisdiction, of the corporate agent's entitlement to such indemnification or advancement of expenses. Alternatively, the corporate agent, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The corporate agent shall commence such proceeding seeking an adjudication or an award in arbitration within one year following the date on which the corporate agent first has the right to commence such proceeding pursuant to this Section 4(a). The Corporation shall not oppose the corporate agent's right to seek any such adjudication or award in arbitration.

                    (b) In the event that a determination shall have been made pursuant to Section 11.6 of the Charter that a corporate agent is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 4 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the corporate agent shall not be prejudiced by reason of that adverse determination. If a change of control shall have occurred, the Corporation shall have the burden of proving in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the corporate agent is not entitled to indemnification or advancement of expenses, as the case may be.

                    (c) If a determination shall have been made or deemed to have been made pursuant to Section 11.6 of the Charter that a corporate agent is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 4, absent (1) a misstatement or omission of a material fact in connection with the corporate agent's request for indemnification, or (2) a prohibition of such indemnification under applicable law.

                    (d) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the procedures and presumptions of these Procedures are not valid, binding and enforceable, and shall stipulate in any such judicial proceeding or arbitration that the Corporation is bound by all the provisions of these Procedures.

                    (e) In the event that a corporate agent, pursuant to this
Section 4, seeks to enforce the corporate agent's rights under, or to recover damages for breach of, Section 11 of the Charter or these Procedures in a judicial proceeding or arbitration, the Corporate agent shall



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be entitled to recover from the Corporation, and shall be indemnified by the
Corporation against, any and all expenses (of the types described in the definition of expenses in Section 11.1 of the Charter) actually and reasonably incurred in such judicial proceeding or arbitration, but only if the corporate agent prevails therein. If it shall be determined in such judicial proceeding or arbitration that the corporate agent is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the corporate agent in connection with such judicial proceeding or arbitration shall be appropriately prorated.

         Section 5. AMENDMENTS. These Procedures may be amended at any time and from time to time in the same manner as any section of the Charter of the Corporation in accordance with the Amended and Restated Charter of the Corporation and the Bylaws; provided, however, that notwithstanding any amendment, alteration or repeal of these Procedures or any provision hereof, any corporate agent shall be entitled to utilize these Procedures with respect to any claim for indemnification arising out of any action taken or omitted prior to such amendment, alteration or repeal except to the extent otherwise required by law.




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